                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                  DATUM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                   DATUM INC.

                                     [LOGO]

                                   9975 TOLEDO
                            IRVINE, CALIFORNIA 92618


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 10, 1999


To the Stockholders of Datum Inc.:

        Please take notice that the Annual Meeting of Stockholders of Datum Inc. (the "Company") will be held at the Company's corporate offices located at 9975 Toledo, Irvine, California, on Thursday, June 10, 1999, at 1:30 p.m. local time, for the following purposes:

               1. To elect two directors to Class III of the Company's Board of Directors to serve until the 2002 Annual Meeting of Stockholders;

               2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        At the Annual Meeting, the Board of Directors intends to present G. Tilton Gardner and Michael M. Mann as the nominees for election to the Board of Directors.

        Only stockholders of record on the books of the Company at the close of business on April 23, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. A majority of the outstanding shares must be represented at the Annual Meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies.

        If you return your proxy, you may nevertheless attend the Annual Meeting and, if you wish, vote your shares in person.

                                            By Order of the Board of Directors,

                                            DATUM INC.

                                            /s/ DAVID A. YOUNG
                                            David A. Young
                                            Secretary
Irvine, California
April 30, 1999

                                   DATUM INC.

                                     [LOGO]

                                   9975 TOLEDO
                            IRVINE, CALIFORNIA 92618

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1999

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                             SOLICITATION OF PROXIES

        The accompanying proxy is solicited by the Board of Directors of Datum Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held at the Company's executive offices located at 9975 Toledo, Irvine, California, on Thursday, June 10, 1999 at 1:30 p.m. local time, and at any and all adjournments or postponements thereof. All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the nominees to the Board of Directors listed in the proxy. Any stockholder has the power to revoke his proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by presenting at the Annual Meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Annual Meeting and voting in person by the person who executed the proxy.

        This Proxy Statement is being mailed to the Company's stockholders on or about April 30, 1999. The solicitation will be by mail and the cost will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some stockholders by the Company's regular employees who will not receive additional compensation for the solicitation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

        Only holders of record of the 5,549,264 shares of the Company's Common Stock outstanding at the close of business on April 23, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on April 23, 1999.

        An automated system administered by the Company's transfer agent will tabulate votes cast at the Annual Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no such effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 23, 1999, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) by each of the Company's directors, including the Company's Chief Executive Officer (the "CEO")
(iii) by each of the four other most highly compensated executive officers, other than the CEO (collectively the "Named Executive Officers"), and (iv) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                                            PERCENT OF
                                              OUTSTANDING                    SHARES OF
                                             COMMON STOCK                 COMMON STOCK
                                             BENEFICIALLY                  BENEFICIALLY
NAME AND ADDRESS (1)                             OWNED                         OWNED
--------------------                         ------------                 -------------

State of Wisconsin Investment Board            416,600 (2)                       7.5%
121 East Wilson Street
Madison, WI  53707

Dimensional Fund Advisors Inc.                 398,900 (3)                       7.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

G. Tilton Gardner, Director                     26,000 (4)                         *

R. David Hoover, Director                        9,000 (4)                         *

Louis B. Horwitz,                              231,219 (4)(5)                    4.1%
Chairman of the Board of Directors

Michael M. Mann, Director                       57,000 (4)(6)                    1.0%

Dan L. McGurk, Director                         38,000 (4)                         *

Edward A. Money, Director                       49,000 (4)                         *

Erik H. van der Kaay, Chief Executive Officer,  66,123 (4)(7)(8)(9)              1.2%
President and Director

D. Ronald Duren, Vice President                 39,719 (4)(9)                      *

John (Jack) R. Rice, Vice President             27,060(4)(9)                       *

Raymond L. Waguespack, Vice President           20,779 (4)(9)                      *

David A. Young, Vice President                  25,678 (4)(9)                      *
and Chief Financial Officer

All Officers and Directors                     644,514 (10)                     11.0%
as a Group (13 persons)

----------
*  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 23, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the holders.

(2) Based upon Schedule 13G filed with the Securities and Exchange Commission on January 16, 1999.

(3) Based upon Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999.

(4) Included in the total number of shares listed are 8,000 shares for Mr. Gardner, 7,000 shares for Mr. Hoover, 57,500 shares for Mr. Horwitz, 24,000 shares for Dr. Mann, 24,000 shares for Mr. McGurk, 24,000 for Mr. Money, 12,500 shares for Mr. Duren, 25,000 shares for Mr. Rice, 30,000 shares for Mr. van der Kaay, 14,687 shares for Mr. Waguespack, and 20,000 shares for Mr. Young which may be acquired within sixty days of April 23, 1999 upon exercise of outstanding options.

(5) Includes 5,195 shares held for the account of Mr. Horwitz in the Company's Savings and Retirement Plan. Does not include 26,000 shares owned by an adult child of Mr. Horwitz.

(6) Includes 33,000 shares that are subject to shared voting and investment powers. These shares are owned by Blue Marble Development Group, Inc. Defined Benefit Pension Plan and Trust, of which Dr. Mann and his spouse are co-trustees.

(7) Mr. van der Kaay was elected Chief Executive Officer, President and Director effective April 6, 1998.

(8) Includes 30,000 shares of restricted Common Stock granted upon employment. (See "Executive Compensation - Severance and Consulting Agreements")

(9) Included in the total number of shares listed are 1,123 shares held for the account of Mr. van der Kaay in the Company's Savings and Retirement Plan, 455 shares held for the account of Mr. Duren, 2,060 shares held for the account of Mr. Rice, 3,449 shares held for the account of Mr. Waguespack, and 1,534 shares held for the account of Mr. Young. Also includes 498 shares to which Mr. Young has shared voting or investment powers.

(10) Includes 291,862 shares which may be acquired within sixty days after April 23, 1999, upon exercise of outstanding options. Also includes 18,216 shares held for the account of officers and directors in the Company's Savings and Retirement Plan.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides for a classified Board of Directors. The Board is divided into three classes designated Class I, Class II and Class III. The term of each director included in Class III expires at this Annual Meeting and, consequently, the nominees listed below under the heading "Class III" are being presented for election as directors to hold office until the Annual Meeting of Stockholders in 2002. The term of office of each director included in Class I will continue until the Annual Meeting of Stockholders in 2000. The term of office of each director in Class II will continue until the Annual Meeting of Stockholders in 2001.

        Messrs. Gardner and Mann and are being presented by the Board for election as directors to serve as members of Class III until the Annual Meeting of Stockholders in 2002. Messrs. Gardner and Mann are presently serving as directors of the Company. Unless instructed to the contrary, the shares represented by the proxies will be voted in favor of the election of Messrs. Gardner and Mann as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors. The persons receiving the highest number of votes will be elected as directors. Stockholders do not have the right to cumulate votes in the election of directors.

        Certain information as of April 23, 1999 with respect to the three nominees for election as directors and with respect to each director whose term of office continues is set forth below.

Name of Individual               Age         Positions Held
------------------               ---         --------------
CLASS I
R. David Hoover                  53          Director
Edward A. Money                  68          Director

CLASS II
Erik H. van der Kaay             58          Chief Executive Officer, President and Director
Louis B. Horwitz                 71          Chairman of the Board of Directors
Dan L. McGurk                    72          Director

CLASS III
G. Tilton Gardner                63          Director
Michael M. Mann                  59          Director

R. David Hoover has been a director of the Company since March 1995. Mr. Hoover is currently Vice Chairman and Chief Financial Officer of Ball Corporation. From 1995 to 1998, he was Executive Vice President and Chief Financial Officer of Ball Corporation. In 1996, Mr. Hoover was elected a director of Ball Corporation. From 1993 to 1995, he was Senior Vice President and Chief Financial Officer of Ball Corporation. Mr. Hoover is currently a director of American National Bank, a national banking association.

        Edward A. Money has been a director of the Company since May 1980. He has been the President of The Edward A. Money Corporation, a company supplying specialty automotive parts, since February 1982. He was Vice President-Finance, Treasurer and Secretary of the Company from February 1977 to February 1982.

        Erik H. van der Kaay has been a director and the President and Chief Executive Officer of the Company since April 1998. From 1990 to March 1998, he held various positions within Allen Telecom, a telecommunications equipment company, most recently as Executive Vice President. Mr. Van der Kaay is currently a director of RF Micro Devices, Inc. and TranSwitch Corporation.

        Louis B. Horwitz has been a director of the Company since May 1975 and Chairman of the Board of Directors of the Company since October 1976. He served as President and Chief Executive Officer from October 1976 to April 1998. Prior to joining the Company, Mr. Horwitz was an independent management consultant, and an Executive Vice President of Xerox Data Systems, a manufacturer of computers.

        Dan L. McGurk has been a director of the Company since May 1977. He has been a private investor and consultant since 1970. Mr. McGurk is Chairman of the Board of Southland Title Corporation. Prior to 1970, he was President of Xerox Data Systems, a manufacturer of computers, and from May 1976 to January 1977, he served as Associate Director of the Office of Management and Budget, Executive Office of the President of the United States.

        G. Tilton Gardner has been a director of the Company since 1976. Mr. Gardner is currently a managing director of Cruttenden Roth Incorporated, an investment banking firm. From February 1993 to January 1998 he served as Executive Vice President of Van Kasper and Company, an investment banking firm. From 1965 until 1988, he was associated with Morgan, Olmstead, Kennedy & Gardner Incorporated, an investment banking firm, serving as Chief Executive Officer and Chairman of the Board from 1976. In 1988, that company was combined with Wedbush Securities to form Wedbush Morgan Securities, of which Mr. Gardner served as Executive Vice President until February 1993.

        Michael M. Mann has been a director of the Company since May 1989. He has been a director and President of the Blue Marble Development Group, Inc., an international corporate development and consulting group, since its formation in 1988. From mid-1987 to 1988, Dr. Mann was a senior consultant and director of Aerospace Industries Centre with Arthur D. Little Inc., an international consulting firm. Dr. Mann is currently serving as Chairman of the Board of Management Technology, Inc., a developer of management systems software, and as a director of Safeguard Health Enterprises, a corporation engaged in providing dental and vision plans. Dr. Mann also provides consulting services to state and federal governmental agencies and multi-national corporations and has served as a member of the Army Science Board. Dr. Mann is currently an adjunct professor at the Industrial and Systems Engineering Department of the University of Southern California, a faculty member at the National Technological University and the Asia Pacific Institute and a member of the Board of Examiners for the Malcolm Baldridge National Quality Award.

        The Board of Directors held 5 meetings during the fiscal year ended December 31, 1998. Each director attended all meetings of the Board of Directors and each committee on which that director served. Each member of the Board of Directors received $1,000 per month during the fiscal year ended December 31, 1998 for his services as a director, except that beginning August 1, 1998, Mr. Horwitz received $4,166.67 per month for his services as a non-employee Chairman of the Board. In addition, each other non-employee member of the Board of Directors received $500 for the March 1998 meeting of the Board of Directors, $1,000 for each subsequent meeting attended and $250 for each meeting of a committee of the Board attended by that director, other than committee meetings held in conjunction with meetings of the Board of Directors. In addition, under the Company's 1994 Stock Incentive Plan, each incumbent director who was not an employee of the Company was automatically granted a non-qualified option to purchase 2,000 shares of the Company's Common Stock on the first business day of calendar year 1998. At the June 1998 meeting of the Board of Directors, the amount of shares purchasable pursuant to such automatic grant was increased to 2,500 shares, effective January 1, 1999. Such options (i) have an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) vest in full one year from the date of grant and (iii) have a ten year term.

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The principal duties of the Audit Committee are (i) to recommend to the Board of Directors the selection of the Company's independent accountants, (ii) to discuss and review with the Company's independent accountants the audit plan, the auditors' report and management letter and the Company's accounting policies and (iii) to review the accounting procedures and internal control procedures recommended by the Company's independent accountants. The Audit Committee held 2 meetings during the year ended December 31, 1998. The Audit Committee is comprised of Messrs. Gardner, McGurk, Money and Mann.

        The principal duties of the Compensation Committee are (i) to administer and approve the annual compensation rates of all officers and key employees of the Company, (ii) to administer the incentive compensation, stock award, stock option and other compensation plans of the Company and (iii) to make recommendations to the Board in connection with such plans. The Compensation Committee held 2 meetings during the year ended December 31, 1998. The Compensation Committee is comprised of Messrs. McGurk, Gardner and Mann.

        The principal duties of the Nominating Committee are (i) to conduct reviews of the qualifications of candidates proposed for membership on the Company's Board of Directors, and (ii) to make recommendations to the Board of Directors based on such reviews. The Nominating Committee was formed following the June 1998 meeting of the Board of Directors. The Nominating Committee held no meetings during the year ended December 31, 1998. The Nominating Committee is comprised of Messrs. Hoover, van der Kaay and Mann.

EXECUTIVE COMPENSATION

        The following table sets forth summary information concerning compensation of the Chief Executive Officer and the Named Executive Officers for services rendered to the Company in all capacities during the three fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                  ANNUAL COMPENSATION        COMPENSATION AWARDS
                                                  --------------------   ----------------------------
                                                                                           SECURITIES    ALL OTHER
                                                                         RESTRICTED STOCK  UNDERLYING     COMPENSA-
NAME AND PRINCIPAL POSITION               YEAR    SALARY($)   BONUS($)       AWARDS($)      OPTION(#)     TION($)(2)
---------------------------               ----    ---------   --------   ----------------  ----------    -----------
Erik H. van der Kaay(3)                    1998    243,750    100,000       412,500(1)      120,000        90,535
   President and Chief Executive Officer

Louis B. Horwitz(4)                        1998    188,781        -0-                        30,000       139,889
   President, Chief Executive Officer      1997    275,000    172,000                           -0-         3,756
   and Chairman of the Board               1996    247,000    203,000                        40,000         4,043

John (Jack) R. Rice                        1998    180,000     96,500                        10,500         5,863
   Vice President of Datum Inc.            1997    160,000     28,500                        10,000         2,923
   and President of Austin                 1996    150,000    100,000                         5,000         2,792

D. Ronald Duren(5)                         1998    135,000     23,625                        50,000         1,869
   Vice President of Datum Inc.
   and President of
   Telecommunications
   Sales & Marketing

Raymond L. Waguespack                      1998    135,000     24,300                         5,000         4,867
   Vice President of Datum Inc.            1997    125,000     48,500                         6,750         4,324
   and President of International          1996    117,500     31,000                           -0-         2,934
   Sales

David A. Young                             1998    160,000     16,000                         5,000         4,804
   Vice President of Datum Inc.            1997    145,000     50,100                        10,000         4,356
   and Chief Financial Officer             1996    130,000     50,000                         5,000         4,017

----------

(1) Amount shown represents 30,000 shares of Restricted Stock granted April 6, 1998, with a market valued of $13.75 per share. The Restricted Stock vests over seven years with provisions for accelerated vesting if certain financial conditions are met.

(2) Amounts shown represent Company contributions under the Company's Savings and Retirement Plan for the listed executives. The amount for Mr. van der Kaay includes $87,160 for reimbursed relocation expenses.

(3) Mr. van der Kaay was elected Chief Executive Officer, President and Director effective April 6, 1998.

(4) Salary amounts for Mr. Horwitz include director's fees of $7,000, $12,000 and $12,000 for the years 1998, 1997 and 1996, respectively. Mr. Horwitz resigned as President and Chief Executive Officer on July 31, 1998. The amount shown for Mr. Horwitz also includes non-employee director's fees of $20,833 and management fees of $41,667 earned after retirement.

(5)     Mr. Duren began his employment with the Company on April 7, 1998.

OPTION MATTERS

        Option Grants. The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended December 31, 1998. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices and no assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                         INDIVIDUAL GRANTS                 POTENTIAL REALIZABLE
                        -------------------------------------------------     VALUE AT ASSUMED
                         NUMBER OF   % OF TOTAL                              ANNUAL RATES OF
                        SECURITIES    OPTIONS                                  STOCK PRICE
                        UNDERLYING   GRANTED TO                              APPRECIATION FOR
                         OPTIONS    EMPLOYEES IN    EXERCISE   EXPIRATION       OPTION TERM
NAME                    GRANTED(#)  FISCAL YEAR(1) PRICE($/SH)   DATE(2)      5%($)     10%($)
----                    ----------  -------------  ----------  ----------    ------     -------
Erik H. van der Kaay     120,000        22.9%        13.750     4/6/2008    1,037,67    2,629,675
Louis B. Horwitz          10,000         1.9%        13.875     4/1/2008      87,259      221,132
Louis B. Horwitz          20,000         3.8%        15.750     7/1/2008     198,102      502,029
D. Ronald Duren           50,000         9.5%        13.875     4/1/2008     436,296    1,105,659
John (Jack) R. Rice        5,000         1.0%        13.875     4/1/2008      43,630      110,566
John (Jack) R. Rice        5,500         1.0%        15.750     7/1/2008      54,478      138,058
Raymond L. Waguespack      5,000         1.0%        13.875     4/1/2008      43,630      110,566
David A. Young             5,000         1.0%        13.875     4/1/2008      43,630      110,566


----------

(1) Options to purchase an aggregate of 524,250 shares of Common Stock were granted to employees, including the Named Executive Officers during the fiscal year ended December 31, 1998.

(2) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment. Options become exercisable in four equal annual installments from date of grant.

        Option Exercises. The following table sets forth certain information concerning the exercise of options by each of the Company's Named Executive Officers during the fiscal year ended December 31, 1998, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company's Common Stock ($6.5625 per share).

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                            SHARES                           OPTIONS AT FISCAL                IN-THE-MONEY OPTIONS AT
                           ACQUIRED          VALUE               YEAR-END(#)                      FISCAL YEAR-END($)
NAME                     ON EXERCISE(#)     REALIZED     EXERCISABLE     UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
----                     --------------     --------     -----------     -------------        -----------   -------------
Erik H. van der Kaay           -0-             -0-           -0-            120,000                -0-          -0-
Louis B. Horwitz            20,000         207,500        45,000             50,000             42,188          -0-
D. Ronald Duren                -0-             -0-           -0-             50,000                -0-          -0-
John (Jack) R. Rice            -0-             -0-        20,000             20,500             34,688          -0-
Raymond L. Waguespack          -0-             -0-        10,811             11,001             10,652          -0-
David A. Young                 -0-             -0-        15,000             15,000             15,625          -0-

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has the responsibility for administering and approving compensation programs involving the Company's senior executives, including the Named Executive Officers. Compensation may include a base salary, a variable incentive bonus, stock options and/or stock grants. The Committee is composed of three independent, non-employee directors.

        The Company's executive compensation program is based upon the following principles:

        o There must be an appropriate correlation that provides a direct tie between each executive's compensation and long-term stockholder value.

        o Compensation in all forms must be related to both the Company's overall results and the individual's performance in the execution of his or her responsibilities.

        o There must be a balance between cash incentive and equity compensation.

        o Compensation is designed to fall in the median to high range of that paid to comparable executives in other similarly-sized corporations, with particular dependence placed upon salaries listed in the surveys annually published by the American Electronics Association (the "Surveys"). Some, but not all, of the companies included in the Surveys are included in the Performance Graph on page 13 of this Proxy Statement.

        o Each compensation package must be designed to attract, retain and motivate appropriate executives.

        In applying the above principles to its review of an executive officer's compensation, the Committee subjectively reviews the performance of each executive officer but does not assign relative weights to any of the principles.

        The Company has not, and does not expect to, pay any compensation for which an expense deduction would be disallowed under Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to the limitation of the deduction of compensation in excess of $1,000,000 to certain executive officers of publicly held companies. Any award under the Company's 1994 Stock Incentive Plan should be deemed performance-based compensation and, accordingly, should not be included in the calculation of an executive officer's compensation in determining the applicability of Section 162(m).

        The process of determining executive officer compensation for 1998, including the Chief Executive officer's compensation to the extent not set contractually, was based upon the Company's 1998 results after consideration of the factors described above, and may be summarized as follows:

        o In February 1999, the Company's Chief Executive Officer presented a detailed analysis of the Company's performance for 1998 including a review of each of the operating divisions, and an analysis of each executive officer's performance in affecting the overall results. Consideration was given to net operating income, economic value added, growth, and development of new products. In addition, actual operating results, for each executive, were compared to specific assigned objectives which had been provided to them in written form early in 1998.

        o Using this information as a basis of performance, and considering the available comparable compensation information in the Surveys, the Chief Executive Officer prepared recommendations for modification to each subordinate executive officer's compensation package.

        o On February 10, 1999, February 25, 1999 and March 5, 1999, the Compensation Committee met to analyze the information prepared for its review and considered the recommendations of the Chief Executive Officer with regard to all executive officer salaries, except that of the Chief Executive Officer.

        o After in-depth discussion and consideration of the information, the Committee examined three aspects of each executive officer's compensation:

                      -  Base pay and modification, if any.
                      -  Incentive consideration, if any.
                      -  Stock options and stock awards, if any.

        o After review of the available data and comparable incentive packages, the Compensation Committee adjusted salaries for the Company's officers, awarded a bonus for 1998 based upon individual performance to each of the officers, and granted additional stock options to the officers, consistent with the Company's desire to provide a balance of current income and long-term performance-based incentive.

        o The Committee then considered these matters for the Chief Executive Officer (in his absence) and after discussion and consideration of the Company's performance, awarded a bonus and a stock option.

        o The Committee then discussed the requirement to again establish clear and defined objectives for 1999 for each of the Company's officers. The Chairman stated that these objectives would be submitted in written form for review by the Compensation Committee.

        The members of the Compensation Committee believe the Company's compensation programs are consistent with the Company goals and have been applied in a fair and even-handed manner in the best interests of the Company and its stockholders.

               Members of the Compensation Committee:

                      Dan L. McGurk, Chairman
                      G. Tilton Gardner
                      Michael M. Mann



        Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report and the performance graph on page 13 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 1998, the Company's Board of Directors, based upon the recommendations of the Compensation Committee, established the levels of compensation for the Company's executive officers, provided, however, the Company's Chief Executive Officer and President, Erik H. van der Kaay, has an employment agreement with the Company and his compensation is primarily determined in accordance with the terms and conditions of such agreement. The Compensation Committee consists of Messrs. McGurk, Gardner and Mann.

PERFORMANCE GRAPH

        This graph compares the Company's cumulative total return to stockholders during the past five years with that of the NASDAQ Market Index and the S&P Communications Equipment Index published by Media General Financial Services, Inc. (a list of the companies comprising the S&P Communications Equipment Index will be sent to any shareholder upon request).

                  COMPARE 5 YEAR CUMULATIVE TOTAL, RETURN AMONG
               DATUM INC., NASDAQ MARKET INDEX AND S&P GROUP INDEX

                                                       FISCAL YEAR ENDING
                           ---------------------------------------------------------------------------
COMPANY/INDEX/MARKET       12/31/1993   12/30/1994   12/29/1995   12/31/1996   12/31/1997   12/31/1998
Datum Inc.                    100.00       248.48       248.48       409.09       346.97       159.09

Communications Equipment      100.00       114.07       170.72       199.94       260.50       458.87

NASDAQ Market Index           100.00       104.99       136.18       169.23       207.00       291.96

        Assumes $100 invested on January 1, 1994 and assumes dividends reinvested.

SEVERANCE AND CONSULTING AGREEMENTS

        In connection with the appointment of Erik H. Van der Kaay as President and Chief Executive Officer of the Company, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Van der Kaay effective April 6, 1998. The Employment Agreement provides that Mr. Van der Kaay will serve as President and Chief Executive Officer and, so long as he is employed under the Employment Agreement, the Company will nominate and recommend his election as a member of the Board of Directors. The Employment Agreement provides for an annual base salary of $325,000, which shall be reviewed annually by the Compensation Committee. Mr. Van der Kaay is also entitled to participate in other management incentive compensation plans and will be entitled to a minimum bonus payment of $100,000 for the year ending December 31, 1998. In connection with his employment, Mr. Van der Kaay was granted options to purchase 120,000 shares of Common Stock under the Company's 1994 Stock Incentive Plan. The options have an exercise price of $13.75, the fair market value on April 6, 1998, and vest in four equal annual installments. In addition, Mr. Van der Kaay was granted 30,000 shares of Common Stock under the 1994 Stock Incentive Plan which are subject to forfeiture in the event his employment with the Company is terminated. Such shares will vest, and become non-forfeitable, over seven years, with vesting accelerated upon certain events. In the event Mr. Van der Kaay is terminated by the Company without cause within the first twelve months, he is entitled to severance pay equal to his then current monthly salary times the number of months from the date of termination to the end of twenty-four months following April 6, 1998. In the event such termination is twelve or more months following April 6, 1998, the severance amount equals his monthly salary times twelve.


        On October 9, 1992, the Company entered into a consulting agreement with Mr. Horwitz (the "Consulting Agreement"). The Consulting Agreement provides for consulting services to be provided commencing on the retirement of Mr. Horwitz as an officer and employee of the Company and continues for twelve months thereafter and may be renewed at the Company's option for successive additional twelve month periods or any portion thereof. The initial term of the Consulting Agreement commenced in August 1998. In the event of a "change of control" of the Company (as defined in the Executive Agreement) while the Consulting Agreement is in force, the term will be extended for a period of ten years from commencement. Under the Consulting Agreement, Mr. Horwitz is to provide such advice and consultation as the Company requests, including with respect to strategic planning, management, financial analysis, product planning and other corporate matters. As compensation, Mr. Horwitz will be paid $8,333.33 per day, plus travel expenses, and will be guaranteed a minimum of twelve days of service per year. In the event of death or disability prior to the end of the term of the Consulting Agreement, or any renewal term, and prior to a change of control of the Company, Mr. Horwitz, or his estate, shall be entitled to an amount equal to the fee for twelve days of consulting. In the event of death or disability after a change of control which results in an extension of the term, Mr. Horwitz, or his estate, will be entitled to the minimum annual payments for the balance of the term. The Consulting Agreement provides that it will be binding on successors on the Company's business.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        To the Company's knowledge, based solely on review of copies of reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.


                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The firm of PricewaterhouseCoopers LLP, the Company's independent accountants for the fiscal year ended December 31, 1998, was selected by the Board of Directors, upon recommendation of the Audit Committee of the Board of Directors, to act in the same capacity for the fiscal year ending December 31, 1999.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement if they so desire and respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

        All proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the

Company set forth on the first page of this Proxy Statement before January 1, 2000, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with the meeting.

        On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        With respect to the Company's 2000 Annual Meeting of Stockholders, if the Company was not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by March 17, 1999, the Company will be allowed to use its voting authority as outlined.


                                  ANNUAL REPORT

        The Company's Annual Report to Stockholders containing audited balance sheets as of the years ended December 31, 1998, 1997, and 1996 and audited statements of operations and changes of cash flows for the three years ended December 31, 1998, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.


                                  OTHER MATTERS

        At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting. If any other matters are properly presented properly for action at the Annual Meeting or at any adjournment or postponement thereof, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors,

                                            DATUM INC.

                                            /s/ DAVID A. YOUNG
                                            David A. Young
                                            Secretary

Irvine, California
April 30, 1999

COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, DATUM INC., 9975 TOLEDO WAY, IRVINE, CALIFORNIA 92618.

                              [FRONT OF PROXY CARD]



                                      PROXY
                                   Datum Inc.


                                     [LOGO]


                                 9975 Toledo Way
                            Irvine, California 92618


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Erik H. van der Kaay and David A. Young as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Datum Inc. held of record by the undersigned on April 23, 1999, at the Annual Meeting of Stockholders to be held on June 10, 1999 and at any adjournment or postponement thereof.

                              [BACK OF PROXY CARD]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED BELOW.

               ------------
               COMMON STOCK


(1) Election of Directors to Class III:    G. Tilton Gardner and Michael M. Mann

         FOR ALL
     nominees listed              WITHHOLD AUTHORITY          INSTRUCTION: To withhold authority to vote for an
(except as indicated to                 to vote               individual nominee, write that nominee's name in the
  the contrary hereon)          for all nominees listed       space provided below:
that nominee's name in the

             o                             o                  --------------------------------------------------


(2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                          [BACK OF PROXY CARD - CONT.]


[ ]                             Please date this Proxy and sign it exactly
                                as your name or names appear below. When shares
PLEASE MARK, SIGN,              are held by joint tenants, both should sign.
DATE AND RETURN THE PROXY       When signing as an attorney, executor,
CARD PROMPTLY USING THE         administrator, trustee or guardian, please give
ENCLOSED ENVELOPE.              full title as such. If shares are held by a
IF YOUR ADDRESS IS              corporation, please sign in full corporate name
INCORRECTLY SHOWN, PLEASE       by the President or other authorized director.
PRINT CHANGES.                  If shares are held by a partnership, please sign
                                in partnership name by an authorized person.


                                All other proxies heretofore given by the undersigned to vote shares of stock of Datum Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.


                                              Dated:________________________1999



                                                     Signature



                                                     Signature if held jointly